Amendment No. 1 to the
Employee Agreement of Derek Dunaway

This Amendment No. 1 (this “Amendment”) dated May 9, 2011, to the Employment Agreement (as defined below) is made by and among Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”) and Derek Dunaway (the “Employee”).  Any capitalized term not defined herein shall have the meaning for such term specified in the Employment Agreement.

WHEREAS, the Company and the Employee entered into an Employment Agreement dated June 2, 2009, (the “Employment Agreement”), pursuant to which the Employee may earn a certain equity bonus; and

WHEREAS, the Company and the Employee desire to amend the terms of the equity bonus in the Employment Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized the Company’s Chief Financial Officer to enter into this Amendment.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Employment Agreement is hereby amended as follows:

The text underneath the heading “Equity Bonus” in Section 2 of Schedule 1 shall be deleted in its entirety and replaced with the following:

“Subject to approval by the Compensation Committee of the Board of Directors of Cyalume Technologies Holdings, Inc. (the “Parent”), the Employee shall be entitled to participate in the Parent’s 2009 Omnibus Securities and Incentive Plan (the “2009 Plan”), or any similar plan adopted by the Parent in the future, in accordance with the eligibility requirements for participation therein.  Nothing herein shall be construed so as to prevent the Parent from modifying or terminating the 2009 Plan.

Employee shall be entitled to receive annual equity compensation of up to 50% of base salary in the form of restricted stock.  Such restricted stock shall vest over a period of three years.

The restricted stock award will be based on specific objectives relating to:

• Achieving business plan objectives.”

2. The amendments set forth herein are limited precisely as written and shall not be deemed to be an amendment of any other term or condition of the Employment Agreement or any of the documents referred to therein.

3. Whenever the Employment Agreement is referred to in any agreement, document or instrument, such reference shall be to the Employment Agreement as amended hereby.  Except as expressly amended hereby, the terms and conditions of the Employment Agreement shall continue in full force and effect.

4. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Employment Agreement as of the day and year first above written.

CYALUME TECHNOLOGIES HOLDINGS, INC.	EMPLOYEE

/s/ Michael Bielonko, CFO	/s/ Derek Dunaway

Michael Bielonko, CFO	Derek Dunaway